Exhibit 99.1

Press Release
September 18, 2018	7575 W. Jefferson Blvd.
Fort Wayne, IN 46804

Steel Dynamics Completes Acquisition of Kentucky Electric Steel Assets

FORT WAYNE, INDIANA, September 18, 2018 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced the completion of the acquisition of substantially all of the assets of Kentucky Electric Steel (“KES”), a wholly-owned subsidiary of Specialty Steel Works Incorporated, for $5.0 million.  The acquired assets are located outside of Ashland, Kentucky, and are comprised of a rolling mill with an annual capacity of 250,000 tons.  The operations were closed earlier this year by the prior owner, and Steel Dynamics plans to reopen the rolling mill in November 2018.  The facility will be operated as part of Steel Dynamics’ Steel of West Virginia (“SWVA”) operations, which is located within 20 miles of Ashland.  The acquisition will provide product diversification for SWVA through the addition of flats and specialty alloy bars.

“KES has been a loyal customer of our SWVA and Roanoke Bar divisions,” stated Glenn Pushis, Senior Vice President, Long Products Steel Group.  “We believe that the complementary product offerings will provide value to our customers.  We currently anticipate that roughly 100,000 to 150,000 tons of billets will be shipped each year from our long products steel mills to be further processed at Ashland, providing additional value-added capability and higher through-cycle utilization for our steel mills.”

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico.  Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck.  In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” or by the words “may,” “will,” or “should,” are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, manufacturing, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuation in the cost of key raw materials and supplies (including steel scrap, iron units, and energy costs) and our ability to pass on any cost increases; (5) the impact of domestic and foreign import price competition; (6) unanticipated difficulties in integrating or starting up new or acquired businesses; (7) risks and uncertainties involving product and/or technology development; and (8) occurrences of unexpected plant outages or equipment failures.

More specifically, we refer you to Steel Dynamics’ more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual

Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact:  Tricia Meyers, Investor Relations Manager— +1.260.969.3500